STOCK PURCHASE AGREEMENT

                            dated as of June 9, 2000

                                  by and among



                       PARADIGM MEDICAL INDUSTRIES, INC.,

                            OCULAR BLOOD FLOW, LTD.,

                                       and

                                 MALCOLM REDMAN,
                             the sole shareholder of
                             Ocular Blood Flow, Ltd.



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                                TABLE OF CONTENTS
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ARTICLE I - PURCHASE AND SALES OF SHARES........................................................................  1
       1.1       Sale and Purchase of the Shares ...............................................................  1
       1.2       Purchase Consideration.........................................................................  1
       1.3       Delivery of Shares.............................................................................  2

ARTICLE II - CLOSING............................................................................................. 2
       2.1       Closing........................................................................................  2

ARTICLE III - REPRESENTATIONS AND WARRANTIES OF OBF
                        AND REDMAN............................................................................... 2
       3.1       Organization, Good Standing and Power........................................................... 2
       3.2       Capital Structure .............................................................................  3
       3.3       Authority .....................................................................................  3
       3.4       Dividends, Stock Purchases, Etc. ..............................................................  4
       3.5       Financial Statements ........................................................................... 4
       3.6       Compliance With Law ...........................................................................  4
       3.7       No Defaults .................................................................................... 5
       3.8       Litigation ....................................................................................  5
       3.9       No Material Adverse Change ..................................................................... 5
       3.10      Absence of Undisclosed Liabilities...............................................................7
       3.11      Information Supplied.............................................................................7
       3.12      Certain Agreements ..............................................................................7
       3.13      Plans; Benefits; Employment Claims...............................................................7
       3.14      Major Contracts .................................................................................8
       3.15      Taxes ...........................................................................................9
       3.16      Intellectual Property ..........................................................................10
       3.17      Restrictions on Business Activities ............................................................11
       3.18      Title to Properties; Absence of Liens and
                 Encumbrances; Conditions of Equipment...........................................................11
       3.19      Governmental Authorization and Licenses.........................................................11
       3.20      Environmental Matters ........................................................................  12
       3.21      Insurance ....................................................................................  12
       3.22      Labor Matters ................................................................................  13
       3.23      Agents; Customers and Agent Complaints .......................................................  13
       3.24      Questionable Payments ........................................................................  13

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                                TABLE OF CONTENTS
                                   (continued)


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ARTICLE IV - REPRESENTATIONS AND WARRANTIES OF PARADIGM......................................................... 13

ARTICLE V - REPRESENTATIONS AND WARRANTIES OF PARADIGM ........................................................  14
       5.1       Organization, Good Standing and Power ......................................................... 14
       5.2       Authority ..................................................................................... 14
       5.3       Board Authorization............................................................................ 15

ARTICLE VI - CONDUCT AND TRANSACTIONS PRIOR TO
                       CLOSING DATE; ADDITIONAL AGREEMENT....................................................... 15
       6.1       Conduct of Business of OBF..................................................................... 15

ARTICLE VII - CONDITIONS PRECEDENT ............................................................................. 19
       7.1       Conditions to Each Party's Obligation to
                 Effect This Transaction ....................................................................... 19
       7.2       Conditions to Obligations of Paradigm  ........................................................ 19
       7.3       Conditions to Obligations of Redman and OBF ................................................... 21

ARTICLE VIII - TERMINATION ..................................................................................... 22
       8.1       Termination ................................................................................... 22

ARTICLE IX - INDEMNIFICATION ................................................................................... 23
       9.1       Obligation of Redman to Indemnify ............................................................. 23
       9.2       Notice and Opportunity to Defend .............................................................. 23

ARTICLE X - REPURCHASE OPTION .................................................................................  24
       10.1      Option to Repurchase Rights to Blood Flow Analyzer, Inc.......................................  24

ARTICLE XI - GENERAL PROVISIONS .................................................................................24
       11.1      Survival of Representations, Warranties,
                 Covenants and Agreements....................................................................... 24
       11.2      Amendment ..................................................................................... 25
       11.3      Extension; Waiver ............................................................................. 25
       11.4      Notices ....................................................................................... 25
       11.5      Interpretation ................................................................................ 26
       11.6      Counterparts .................................................................................. 26
       11.7      Entire Agreement .............................................................................. 26
       11.8      No Transfer ................................................................................... 26
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                                TABLE OF CONTENTS
                                   (continued)

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       11.9      Severability ...................................................................................26
       11.10     Other Remedies .................................................................................27
       11.11     Further Assurances .............................................................................27
       11.12     No Third Party Beneficiary Rights ..............................................................27
       11.13     Mutual Drafting ................................................................................27
       11.14     Governing Law ..................................................................................27
       11.15     Expenses .......................................................................................27
       11.16     Brokers or Finders .............................................................................27
       11.17     Public Announcements ...........................................................................27
       11.18     Confidentiality ................................................................................28
       11.19     Attorneys' Fees................................................................................ 29

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EXHIBITS


       Exhibit 3           OBF/Redman Disclosure Schedule

       Exhibit 5           Paradigm Disclosure Schedule


ANNEXES

       Annex I             Royalty Rights Agreement

       Annex II            Registration Rights Agreement

                            STOCK PURCHASE AGREEMENT


            THIS STOCK PURCHASE AGREEMENT (the "Agreement") is dated effective as of June 9, 2000 and entered into by and among Paradigm Medical Industries, Inc., a Delaware corporation ("Paradigm"), Ocular Blood Flow, Ltd., a United Kingdom registered limited company ("OBF"), and Malcolm Redman, the sole shareholder of OBF ("Redman").

            NOW  THEREFORE,   in  consideration  of  the  mutual  covenants  and
agreements contained herein, Paradigm, OBF and Redman hereby agree as follows:

                                    ARTICLE I

                           PURCHASE AND SALE OF SHARES

            1.1 Sale and Purchase of the Shares. At the Closing, as hereinafter defined, upon and subject to the terms and conditions set forth in this Agreement, Redman shall sell, transfer, assign and deliver to Paradigm, and Paradigm shall purchase from Redman, 10,000 ordinary shares of stock of OBF (the "OBF Shares") which represent all of the issued and outstanding stock and all other equity and debt interests or securities of OBF and all of which are owned by Redman, free and clear of all liens, claims, options, proxies, voting agreements, charges and encumbrances.

            1.2 Purchase Consideration. Subject to the terms and conditions of this Agreement, in reliance upon Redman's representations, warranties, agreements and covenants contained herein, and in consideration of the sale, transfer, assignment and delivery of the OBF Shares as herein provided, Paradigm shall provide the following purchase consideration (the "Purchase Consideration") to Redman:

                      (i) 100,000 shares of Paradigm Common Stock (the "Paradigm Shares");

                      (ii) Fifty Thousand Dollars (U.S. $50,000) in cash payable on Closing;

                      (iii) Fifty Thousand Dollars (U.S. $50,000) in cash payable at Closing in full payment and satisfaction of all amounts owed by OBF to Consultant as of the Closing Date including, but not limited to, all amounts owed as a result of Consultant having made loans and other cash advances to OBF from time to time for operations of OBF's business;

                      (iv) the execution and delivery of the Royalty Agreement in the form attached hereto as Annex I, granting to Redman a ten percent (10%) royalty on all sales of OBF's tonometer or Blood Flow Analyzer (the "Blood Flow Analyzer") by Paradigm, including work station units.

                      Paradigm shall register the Paradigm  Shares  described in
Section 1.2(i) by preparing and filing a Registration Statement with the United States Securities and Exchange Commission pursuant to the terms of the Registration Rights Agreement in the form attached hereto as Annex II. Such filing shall take place on or before December 9, 2000 and shall be confirmed in writing by Paradigm.

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            1.3 Delivery of Shares and Other Consideration. At the Closing Date,
Redman shall deliver to Paradigm a certificate(s) with stock power executed in blank representing the outstanding shares of OBF Shares required by Section 1.1 hereof. Paradigm shall deliver to Redman, at the Closing, valid certificate(s) issued in the name of Redman representing the Paradigm Shares required by
Section 1.2 hereof and the Royalty Agreement specified in Section 1.2(iv) and shall pay to Redman the sums specified in Section 1.2(ii) and 1.2(iii).

                                   ARTICLE II

                                   THE CLOSING

            2.1 Closing. The closing of the transaction (the "Closing") will take place at the offices of Mackey, Price & Williams, 170 South Main Street, Suite 900, Salt Lake City, Utah 84109, unless a different date or place is agreed to in writing by the parties hereto. Each party hereto shall use its reasonable best efforts to cause the Closing to occur on or before June 20, 2000 unless this date is extended as provided herein (the "Closing Date").

                                   ARTICLE III

                REPRESENTATIONS AND WARRANTIES OF OBF AND REDMAN

            Except as disclosed in a document attached hereto (the "OBF/Redman Disclosure Schedule") referring specifically to the applicable representation and warranty in this Agreement that identifies the basis for an exception to a representation and warranty in this Agreement and that is delivered by OBF and Redman to Paradigm and approved by Paradigm by execution of this Agreement, OBF and Redman each represent and warrant to Paradigm as set forth below, and such representations and warranties shall be true and correct as of the date hereof and at all times thereafter including, without limitation, the Closing Date, as if made at all such times. As used in this Agreement (i) "Business Condition" with respect to any business entity or group of business entities shall mean the business and financial condition and prospects of such entity or entities taken as a whole and (ii) "material adverse effect" on the Business Condition shall be deemed to include, without limitation, (x) any inaccuracy in the capitalization representation set forth in Section 3.2 below and (y) any material liability not reflected on the OBF Financial Statements (as defined in Section 3.5 below). It is agreed that the liability of Redman in respect to any breach of the following representations and warranties shall not exceed the value of the consideration received by him under this Agreement and the Royalty Agreement and the Consulting Agreement executed in connection with this Agreement. It is also agreed that no claim shall be made in respect to such breach unless it exceeds U.S. $7,500 and, in the case of a tax warranty or representation, is made within six years after Closing or, in the case of all other representations and warranties, is made within 18 months after Closing.

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            3.1  Organization,  Good Standing and Power. OBF is a United Kingdom
registered limited company, duly organized, validly existing and in good standing under the laws of the United Kingdom and has all requisite power and authority to own, operate and lease its properties and to carry on its business as it is now being conducted. Schedule 3.1 of the OBF/Redman Disclosure Schedule contains a true and correct listing of all countries in which OBF is registered, licensed and authorized to engage in business. OBF is not aware of any threatened or pending action or inaction that could result in the loss of or an adverse change in any such registration or license. OBF is in good standing under all such registrations and licenses. OBF is duly qualified and in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its individual Business Condition. The OBF/Redman Disclosure Schedule also sets forth a true and complete list of the foreign countries where OBF is qualified as a foreign entity. OBF has no subsidiaries. OBF has no other direct or indirect equity interest in or loans to any partnership, corporation, joint venture, business association or other entity.

            3.2       Capital Structure.

                      (a) The authorized capital stock of OBF consists of 10,000 shares of Common Stock. There are 10,000 shares of OBF Common Stock issued and outstanding, all of which are owned by Redman. Except as disclosed on Schedule
3.2 of the OBF/Redman Disclosure Schedule, there are no other debt, equity or hybrid debt or equity interests or securities of OBF issued and outstanding.

                      (b) All outstanding OBF Shares and other OBF securities, if any, are validly issued, fully paid and non-assessable and, except as disclosed on the OBF/Redman Disclosure Schedule, are not subject to any liens, claims, encumbrances or charges of any kind or nature or any preemptive rights created by statute, or any agreement to which OBF is a party or by which OBF may be bound. There are no options, warrants, calls, conversion rights, commitments or agreements of any kind to which OBF is a party or by which OBF may be bound that do or may obligate OBF to issue securities of any kind or nature or to grant, extend or enter into any such option, warrant, call, conversion right, commitment or agreement or which relate to the voting of the OBF Shares or other OBF securities, if any.

            3.3       Authority.

                      (a) OBF and Redman have all requisite power and authority to enter into this Agreement and to perform their obligations hereunder and thereunder, and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the performance by OBF of its obligations hereunder and thereunder and the consummation of the transactions contemplated hereby and thereby have been duly and validly authorized by all necessary action on the part of OBF and Redman. This Agreement shall constitute legal, valid and binding obligations of OBF and Redman, enforceable against OBF and Redman in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of

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equitable  remedies is subject to the  discretion  of the court before which any proceeding therefor may be brought.

                      (b) To the best knowledge of OBF and Redman, the execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby and thereby, will not, conflict with or result in any violation of any material statute, law, rule, regulation, judgment, order, decree or ordinance applicable to OBF or its properties or assets, nor will it conflict with or result in any breach or default (with or without the giving of notice or the lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any material obligation or to the loss of any material benefit under, or result in the creation of a material lien, charge or encumbrance on any of the properties or assets of OBF pursuant to any material agreement, contract, note, mortgage, indenture, lease instrument, permit, concession, franchise, registration or license to which OBF is a party or by which OBF or any of its properties or assets may be bound or affected.

                      (c) To the best knowledge of OBF and Redman, no consent, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency, commission, regulatory authority or other governmental authority or instrumentality, whether domestic or foreign (collectively, a "Governmental Entity"), is required by or with respect to OBF in connection with the execution and delivery of this Agreement and by OBF or the consummation by OBF of the transactions contemplated hereby or thereby, except for such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under the laws of any foreign country, which, if not obtained or made, would not have a material adverse effect on the Business Condition of OBF. All approvals of OBF as required by applicable law have been obtained and are in force and effect.

            3.4 Dividends, Stock Purchases, Etc. Since April 30, 2000, OBF has not (i) declared or paid any dividends (either in cash, property or its stock of any class) upon, or made or become committed to make any other distribution with respect to, or purchased, redeemed or otherwise beneficially acquired any of its outstanding capital stock of any class, or become committed so to do; (ii) split up, combined or reclassified any of its outstanding capital stock of any class, or become committed so to do; or (iii) issued or become committed to issue any additional capital stock of any class (whether or not from treasury stock, heretofore authorized but unissued stock, or newly authorized stock) or any options, rights or warrants to acquire, or securities convertible into or exchangeable for, or which otherwise confer upon the holder or holders thereof any right to acquire, any shares of capital stock of any class or any other security or debt of Paradigm.

            3.5 Financial Statements. OBF has furnished or made available to Paradigm or will furnish or make available to Paradigm within five (5) days from the date of this Agreement OBF's unaudited financial statements prepared by McGill & Co., chartered accountants and registered auditors, for the period ended February 29, 2000, including an unaudited balance sheet as of February 29, 2000, and an operating statement prepared by OBF as of May 31, 2000 (the "Financial Statements"). The Financial Statements provided to Paradigm are listed in Schedule 3.5 of the OBF/Redman Disclosure Schedule. The OBF Financial

Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied and fairly present the financial position of OBF as at the dates thereof and the results of its operations and cash flows for the periods then ended. There has been no change in OBF's accounting policies, except as described in notes to the OBF Financial Statements.

            3.6 Compliance With Law. To the best knowledge of Redman and OBF, OBF is in compliance with and have conducted its business so as to comply with all laws, rules, regulations, judgments, decrees or orders of any Governmental Entity applicable to its operations or with respect to which compliance is a condition of engaging in the business thereof, except to the extent that failure to comply could, individually or in the aggregate, not have had and is not reasonably expected to have, a material adverse effect on the Business Condition of OBF. There are no material judgments, orders, injunctions, decrees, stipulations or awards (whether rendered by a court or administrative agency or by arbitration) against OBF or against any of its properties or businesses.
Schedule 3.6 of the OBF/Redman Disclosure Schedule contains a summary of all material violations of, or conflicts with, any applicable statute, law, rule, regulation, ruling, order, judgment or decree, listed by each such Governmental Entity, including any of the foregoing relating to any environmental or health laws.

            3.7 No Defaults. To the best knowledge of Redman and OBF, OBF is not, nor has it received notice that it is or would be with the passage of time or the giving of notice, or both, in default or violation of any term, condition or provision of (i) any judgment, decree, order, injunction or stipulation applicable to OBF or (ii) any agreement, note, mortgage, indenture, contract, lease, instrument, permit, registration, concession, franchise or license to which OBF is a party or by which OBF or any of its properties or assets may be bound, which violation or default could, individually or in the aggregate, have a material adverse effect on the Business Condition of OBF.

            3.8 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending or, to the best knowledge of OBF and Redman, threatened, against OBF that, individually or in the aggregate, could be reasonably expected to have a material adverse effect on the Business Condition of OBF, or which in any manner challenges or seeks to prevent, enjoin, alter or materially delay any of the transactions contemplated hereby. Schedule 3.8 of the OBF/Redman Disclosure Schedule sets forth with respect to each pending action, suit, proceeding, claim, arbitration or investigation to which OBF is a party, the forum, the parties thereto, a brief description of the subject matter thereof and the amount of damages claimed. OBF is not aware of any reasonable basis for any other such action, suit, proceeding, claim, arbitration or investigation. OBF has delivered or made available to Paradigm correct and complete copies of all correspondence prepared by its counsel for OBF's independent public accountants in connection with any audits or reviews completed by OBF's independent public accountants.

            3.9 No Material Adverse Change. Since April 30, 2000, OBF has conducted its business in the ordinary course and there has not occurred:

                      (a) Any material adverse change in the Business Condition of OBF;

                      (b) Any damage, destruction or loss, whether covered by insurance or not, materially and adversely affecting any of the properties or businesses of OBF;

                      (c) Any issuance, redemption, repurchase or other acquisition of the shares of Common Stock of OBF or any declaration, setting aside payment of any dividend or other distribution (whether in cash, stock or property) with respect to the Common Stock of OBF;

                      (d) Any increase in or modification of the compensation or benefits payable or to become payable by OBF to any of its directors, officers or employees, except in the ordinary course of business consistent with past practice;

                      (e) Any material increase in or modification of any bonus, pension, insurance or other employee benefit plan, payment or arrangement, including, but not limited to, the granting of stock options, restricted stock awards or stock appreciation rights made to, for or with any of its employees, except in the ordinary course of business consistent with past practice;

                      (f) Any sale of the property or assets of OBF individually in excess of U.S. $1,000 or in the aggregate in excess of U.S. $2,500;

                      (g) Any alteration in any term of any outstanding security of OBF;

                      (h) Any (a) incurrence, assumption or guarantee by OBF of any debt for borrowed money; (b) issuance or sale of any securities convertible into or exchangeable for debt securities of OBF; (c) issuance or sale of options or other rights to acquire from OBF, directly or indirectly, debt securities or any securities convertible into or exchangeable for any such debt securities; or
(d) any material premium refunds;

                      (i) Any creation or assumption by OBF of any mortgage, pledge, security interest, lien or other encumbrance on any of its assets or properties;

                      (j) Any making of any loan, advance or capital contribution to, or investment in, any person other than (a) travel loans or advances made in the ordinary course of business of OBF and (b) other loans and advances in an aggregate amount that does not exceed U.S. $1,000 outstanding at any time;

                      (k) Any entry into or any amendment or relinquishment of or any termination or renewal by OBF of any contract, lease transaction, commitment or other right or obligation, except in the ordinary course of business consistent with past practice;

                      (l) Any transfer or grant of a right under the OBF Intellectual Property Rights (as defined in Section 3.16 below) other than those transferred or granted in the ordinary course of business consistent with past practice;

                      (m) Any labor dispute, other than routine individual grievances, or any activity or proceeding by a labor union or representative thereof to organize any employees of OBF;

                      (n) Any violation of or conflict with any applicable laws, statutes, orders, rules or regulations promulgated, or judgment entered by any Governmental Entity, that, individually or in the aggregate, materially and adversely affects (or, insofar as OBF knows, might reasonably be expected to materially and adversely affect) the Business Condition of OBF;

                      (o) Any agreement or arrangement made by OBF to take any action that, if taken prior to the date hereof, would have made any representation or warranty set forth in this Section 3 untrue or incorrect as of the date when made; or

                      (p)  Any  payment  of  amounts   owing  under  OBF  issued
insurance policies materially at variance with the Company's policy provisions and policy payment history.

            3.10 Absence of Undisclosed Liabilities. To the best knowledge of OBF and Redman, except as disclosed in Schedule 3.10 of the OBF/Redman Disclosure Schedule or as reflected in the OBF Financial Statements and except for liabilities and obligations arising after February 29, 2000 in the ordinary course of business consistent with past practices that could not reasonably be expected to have a material adverse effect on the Business Condition of OBF, OBF has no liabilities or obligations (whether absolute, accrued or contingent, and whether or not determined or determinable) of a character that, under GAAP, should be accrued, shown or disclosed on an audited balance sheet of OBF (including the footnotes thereto).

            3.11 Information Supplied. None of the information supplied or to be supplied by OBF pursuant to this Agreement and no representation or warranty made herein or in any exhibit hereto or in any financial statement or schedule attached hereto contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

            3.12 Certain Agreements. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby or thereby will (a) result in any payment (including, without limitation, severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any director or employee of OBF under any Plan (as defined in Section 3.13 below) or otherwise, (b) materially increase any benefits otherwise payable under any Plan or (c) result in the acceleration of the time of payment or vesting of any such benefit.

            3.13      Plans; Benefits; Employment Claims.

                      (a) All employee benefit plans, programs, policies, commitments or other arrangements (whether or not set forth in a written document) covering any active, former or retired employee or consultant of OBF are listed in Schedule 3.13 of the OBF/Redman Disclosure Schedule (individually, a "Plan" and, collectively, the "Plans").

                      (b) Except as described in Schedule 3.13 attached hereto, no present or former employee of OBF has any claim against OBF (whether under law, under any employment agreement, or otherwise) on account of or for (i) overtime pay, other than overtime pay for work done in current payroll period;
(ii) wages or salary for any period other than the current payroll period; (iii) vacation time off or pay in lieu of vacation time off, other than (x) accumulated vacation pay as show in the schedule refined to above, and (y) vacation time off (or pay in lieu thereof) earned in or in respect of the current fiscal year; or (iv) any material violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work.

                      (c) No person or party (including, but not limited to governmental agencies of any kind) has filed, or to the knowledge of OBF or Redman has threatened to file, any claim against OBF under or rising out of any statute, ordinance or regulation relating to discrimination in employment or employment practices. No person has any material claim under which OBF has any material liability under any health, sickness, disability, medical, surgical, hospital, or surgical, hospital, or similar benefit plan or arrangement, or by virtue of his or her employment maintained by OBF, or to or by which OBF is a party or is bound, which is not fully covered, subject only to standard deductibles, by insurance maintained with reputable, financially responsible insurers. No person has any claim or has filed any action or has threatened to file any action or bring a claim by virtue of his or her employment by OBF including, without limiting the generality of the foregoing, sexual harassment, wrongful termination, or other actions.

            3.14 Major Contracts. Except as disclosed in Schedule 3.14 of the OBF/Redman Disclosure Schedule, OBF is not a party to or subject to:

                      (a) Any union contract or any employment or consulting contract, agreement or arrangement providing for future compensation, whether written or oral, with any officer, consultant, director or employee that is not terminable by OBF on thirty (30) days' or less notice without penalty or obligation to make payments related to such termination;

                      (b) Any plan, contract or arrangement, whether written or oral, providing for bonuses, pensions, deferred compensation, severance pay or severance benefits, retirement payments, profit-sharing payments or similar such payments;

                      (c) Any joint venture contract, agreement or arrangement or any other agreement that has involved or is expected to involve a sharing of profits with another person or entity;

                      (d) Any existing marketing, distribution, agency or brokerage agreement in which the annual amount involved exceeded U.S. $5,000 in aggregate amount or pursuant to which OBF has granted or received most favored nation pricing provisions or exclusive marketing rights related to any product, group of products or territory;

                      (e) Any lease for realty or personal property in which the amount of payments that OBF is required to make on an annual basis exceeds U.S. $1,500;

                      (f) Any instrument evidencing or related in any way to indebtedness incurred in the acquisition of companies or other entities or indebtedness for borrowed money by way of direct loan, sale of debt securities, purchase money obligation, conditional sale, guarantee, leasehold obligations or otherwise;

                      (g) Any material license agreement, either as licensor or licensee;

                      (h) Any contract containing covenants purporting to limit the freedom of OBF to compete in any line of business in any geographic area;

                      (i) Any insurance policy or fidelity or surety bond;

                      (j) Any agreement of indemnification relating to OBF or any of its officers, directors or employees;

                      (k) Any agreement, contract or commitment relating to capital expenditures that involves future payments individually in excess of U.S. $1,500 or in the aggregate in excess of U.S. $5,000 by OBF;

                      (l) Any agreement, contract or commitment relating to personal services to be rendered by any person to OBF requiring the payment of more than U.S. $1,000 per month or the disposition or acquisition of any assets by OBF; or

                      (m) Any other agreement, contract or commitment that is material to OBF's business.

            Each agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license, regulations and commitment listed on the OBF/Redman Disclosure Schedule pursuant to this Section
3.14 is valid and binding on OBF, and is in full force and effect, and neither OBF nor to the best knowledge of OBF, any other party thereto has breached or is aware of any facts that would lead it to believe that it has breached, any provision of, or is in default under the terms of any such agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license, regulation or commitment. To the best knowledge of OBF, no such agreement, contract, mortgage, indenture, plan, lease, instrument, permit, concession, franchise, arrangement, license or commitment contains any material liquidated damages, penalty or similar provision. To the best knowledge of OBF, no party to any such agreement contract, mortgage, indenture, plan, lease, instrument, permit, registration, concession, franchise, arrangement, license or commitment intends to cancel, withdraw, modify or amend the same.

            3.15      Taxes.

                      (a) All tax returns, statements, reports and forms (including, but not limited to, estimated tax returns and reports and information returns and reports) required to be filed with any taxing authority with respect to any taxable period ending on or before the Closing Date, by or on behalf of OBF (collectively, the "OBF Returns"), have been or will be filed when due (including any extensions of such due date), and all amounts shown due thereon on or before the Closing Date have been or will be paid on or before such date. The balance sheets included in the OBF Financial Statements (i) fully accrue all actual and contingent liabilities for taxes with respect to all periods through February 29, 2000 and OBF has not and will not incur any tax liability in excess of the amount reflected on the OBF Financial Statements with respect to such periods and (ii) properly accrues in accordance with GAAP all liabilities for taxes payable after February 29, 2000 with respect to all transactions and events occurring on or prior to such date. All information set forth in the footnotes to the OBF Financial Statements relating to tax matters is true, complete and accurate in all material respects.

                      (b) No material tax liability since February 29, 2000 has been incurred other than in the ordinary course of business and adequate provision has been or will be made for all taxes since that date in accordance with GAAP on at least a quarterly basis. OBF has withheld and paid to the applicable financial institution or taxing authority all amounts required to be withheld. Neither OBF nor any member of any affiliated or combined group of which OBF has been a member has granted any extension or waiver of the limitation period applicable to any of the OBF Returns.

                      (c) There is no material claim, action, suit, proceeding or investigation now pending or (to the best knowledge of OBF) threatened against or with respect to OBF in respect of any tax or assessment. No notice of deficiency or similar document of any tax authority has been received by OBF, and there are no liabilities for taxes (including liabilities for interest additions to tax and penalties thereof and related expenses) with respect to the issues that have been raised (and are currently pending) by any tax authority that could, if determined adversely to OBF, materially and adversely affect the liability of OBF for taxes. There are no liens for taxes against the assets of OBF except liens for current taxes not yet due. OBF has not been and will not be required to include any material adjustment in its taxable income for any tax period (or portion thereof) pursuant to applicable tax laws as a result of transactions, events or accounting methods employed prior to the Closing.

            3.16      Intellectual Property.

                      (a) OBF  owns or is  licensed  or  otherwise  entitled  to exercise all rights under or with respect to all intellectual property including without limitation, inventions, patents, copyrights, trademarks or service marks owned or used in connection with its business. Schedule 3.16 of the OBF/Redman Disclosure Schedule lists all inventions, patents, trademarks, works of authorship, registered and unregistered copyrights, registered and unregistered trademarks, trade names and service marks, and all applications therefor owned or licensed by OBF (the "Intellectual Property Rights"), and further specifies the jurisdictions in which each such matter and registration has been filed, including the respective registration or application numbers. Schedule 3.16 of the OBF/Redman Disclosure Schedule also lists all material licenses, sublicenses and other agreements (oral or written) as to which OBF is a party and pursuant to which OBF or any other person or entity owns or is licensed or otherwise authorized or obligated with respect to any Intellectual Property Right and includes the identity of all parties thereto. OBF is not, nor as a result of the execution and delivery of this Agreement or the performance of OBF's obligations hereunder will be, in violation of any license, sublicense or other agreement applicable to it, whether or not described in the OBF/Redman Disclosure Schedule. Except to the extent clearly and conspicuously disclosed in Schedule
3.16 of the OBF/Redman Disclosure Schedule, OBF is the sole and exclusive owner or licensee of, with full right, title and interest in and to (free and clear of any liens, claims or encumbrances), the Intellectual Property Rights, and has the sole and exclusive right in respect thereof (and, except as set forth in Schedule 3.16 of the OBF/Redman Disclosure Schedule is not contractually obligated to pay any compensation to any third party with respect thereto).

            3.17 Restrictions on Business Activities. There is no material agreement, judgment, injunction, order or decree binding upon OBF that has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of OBF, any acquisition of property by OBF or the conduct of business by OBF as currently conducted or as currently proposed to be conducted.

            3.18 Title to Properties; Absence of Liens and Encumbrances; Condition of Equipment.

                      (a) Schedule 3.18 of the OBF/Redman Disclosure Schedule sets forth a true, complete and accurate list of all real property owned or leased by OBF and summarizes all material lease terms, including the aggregate annual rental or other fees payable, the length of all leases and the number of extensions available.

                      (b) OBF has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, whether real, personal or mixed, used in its business, free and clear of any liens (other than liens for taxes that are not yet delinquent), claims, charges, pledges, security interests or other encumbrances, except as reflected in the OBF Financial Statements and except for such imperfections of title and encumbrances, if any, that are not substantial or material in character, amount or extent, and that do not materially detract from the value, or interfere with the present use, of the property subject thereto or affected thereby.

                      (c) The machinery, equipment and other personal property (collectively, the "Equipment") owned or leased by OBF is, taken as a whole (i) adequate for the conduct of the business of OBF consistent with its past practice, (ii) suitable for the uses to which it is currently employed, (iii) in good operating condition, (iv) regularly and properly maintained, (v) not obsolete, dangerous or in need of renewal or replacement, except for renewal or replacement in the ordinary course of business and (vi) free from all defects, except, with respect to clauses (ii) through (v) of this Section 3.18(c), as would not have a material adverse effect on the Business Condition of OBF.

            3.19 Governmental Authorizations and Licenses. OBF is the holder of all licenses, authorizations, permits, concessions, registrations, certificates and other franchises of any Governmental Entity required to operate its business (collectively, the "Licenses") and is in compliance with the terms, conditions, limitations, restrictions, standards, prohibitions, requirements and obligations of all of such Licenses, except where the failure to hold any such License or to so comply would not have a material adverse effect on the Business Condition of OBF. The Licenses are in full force and effect on the date hereof and will be in full force and effect on the Closing Date, except as noted in Schedule 3.19 hereof. There is not now pending, nor to the best knowledge of OBF and Redman are there threatened, any action, suit, investigation or proceeding against OBF before any Governmental Entity with respect to the Licenses, nor is there any issued or outstanding notice, order or complaint with respect to the violation by OBF of the terms of any such License or any rule or regulation applicable thereto.

            3.20  Environmental Matters.

                      (a) To the best knowledge of OBF and Redman, no substance that is regulated by any Governmental Entity or that has been designated by any Governmental Entity to be radioactive, toxic, hazardous or otherwise a danger to health or the environment (a "Hazardous Material") is present in, on or under any property that OBF has at any time owned, operated, occupied or leased.

                      (b) To the best knowledge of OBF and Redman, OBF has not transported, stored, used, manufactured, released or exposed its employees or any other person to any Hazardous Material in violation of any applicable statute, rule, regulation, order or law, except where such violation would not have a material adverse effect on the Business Condition of OBF.

                      (c) To the best knowledge of OBF and Redman, OBF has obtained all permits, consents, waivers, exemptions, licenses, approvals and other authorizations (collectively, "Environmental Permits") required to be obtained under the applicable statutes, rules, regulations, orders or laws of any Governmental Entity relating to land use, public and employee health and safety, pollution or protection of the environment (collectively, "Environmental Laws"), except where the failure to obtain such an Environmental Permit would not have a material adverse effect on the Business Condition of OBF. To the best knowledge of OBF and Redman, Schedule 3.20 of the OBF/Redman Disclosure Schedule sets forth a true, complete and accurate list of all such Environmental Permits, each of which is in full force and effect on the date hereof and will be in full force and effect on the Closing Date. To the best knowledge of OBF and Redman, OBF (i) is in full compliance in all of the material respects with all of the terms and conditions of the Environmental Permits and (ii) is in compliance in all material respects with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulation, code, plan, order, decree, judgment, notice or demand letter issued, entered into, promulgated by or approved thereunder. OBF has not received any notice nor is OBF or Redman aware of any past or present condition or practice of the business conducted by OBF that, to the best knowledge of OBF and Redman, forms or could be reasonably expected to form the basis of any material claim, action, suit, proceeding, hearing or investigation against OBF, arising out of the manufacture, processing, distribution, use, treatment, storage, spill, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Hazardous Material by OBF.

            3.21 Insurance. Schedule 3.21 of the OBF/Redman Disclosure Schedule lists and summarizes all insurance policies and fidelity or surety bonds covering the assets, Inventories, business, equipment, properties, operations, employees, officers and directors of OBF, the amounts of coverage under each such policy and bond of OBF. Within the last four years, OBF has not been refused any requested insurance or bond coverage. Except as disclosed on the OBF/Redman Disclosure Schedule, all premiums payable under all of such policies and bonds have been paid and OBF is otherwise in full compliance with the terms of all of such policies and bonds (or other policies and bonds providing substantially similar insurance coverage). Such policies of insurance and bonds are of the type and in amounts customarily carried by persons and entities conducting businesses similar to that of OBF. OBF does not know of any threatened termination of or material premium increase with respect to, any of such insurance policies or bonds.

            3.22 Labor Matters. To the best knowledge of OBF and Redman, OBF is in compliance in all material respects with all currently applicable laws, rules and regulations respecting employment, discrimination in employment, terms and conditions of employment, wages and hours and occupational safety and health and employment practices, and has not and currently is not engaged in any unfair labor practice. OBF has not received any notice from any Governmental Entity, and there has not been asserted before any Governmental Entity, any claim, action or proceeding to which OBF is a party or involving OBF, and there is neither pending nor, to OBF's and Redman's best knowledge, threatened, any investigation or hearing concerning OBF arising out of or based upon any such law, regulation or practice.

            3.23 Agents; Customers and Complaints. Schedule 3.23 of the OBF/Redman Disclosure Schedule sets forth the names and addresses of the sales agents or brokers of OBF as of April 30, 2000. As of the date hereof, OBF has no unresolved customer or agent complaints filed with a Governmental Entity concerning its products and/or services.

            3.24 Questionable Payments. Neither OBF nor, to OBF's best knowledge, any director, officer or other employee of OBF has: (i) made any payments or provided services or other favors in any country in order to obtain preferential treatment or consideration by any Governmental Entity with respect to any aspect of the business of OBF or which would be unlawful in such country or (ii) made any political contributions that would not be lawful under the laws of the country in which such payments were made. Neither OBF nor, to OBF's and Redman's best knowledge, any director, officer or other employee of OBF nor, to OBF's and Redman's best knowledge, any customer or supplier of any of them, has been the subject of any inquiry or investigation by any Governmental Entity in connection with payments or benefits or other favors to or for the benefit of any governmental or armed services official, agent, representative or employee with respect to any aspect of the business of OBF or with respect to any political contribution.

                                   ARTICLE IV

                    REPRESENTATIONS AND WARRANTIES OF REDMAN

            Redman represents and warrants to Paradigm:

            (a) he is an "accredited investor" within the meaning of Rule 501 under the Securities Act and, if an entity, was not organized for the specific purpose of acquiring Paradigm Shares;

            (b) he has sufficient knowledge and experience in investing in companies similar to Paradigm so as to be able to evaluate the risks and merits of its investment in Paradigm and it is able financially to bear the risks thereof. Redman has received and reviewed copies of Paradigm's public filings with the Securities and Exchange Commission; and

            (c) he has had an opportunity to negotiate the terms of this transaction and discuss with Paradigm management, to his satisfaction, the business, management and financial affairs of Paradigm and he has read and understands this Agreement and all other documents and instruments entered into or provided in connection herewith and he has had an opportunity to consult with such independent advisors as he has deemed necessary or advisable in connection with the transactions described in this Agreement and other documents and instruments entered into in connection herewith.

                                    ARTICLE V

                   REPRESENTATIONS AND WARRANTIES OF PARADIGM

            Except as noted on the Paradigm Disclosure Schedule, Paradigm represents and warrants as follows:

            5.1 Organization, Good Standing and Power. Paradigm is a corporation validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as it is now being conducted. Paradigm has delivered to OBF and Redman complete and correct copies of its Certificate of Incorporation and Bylaws, as amended to the date hereof.

            5.2       Authority.

                      (a) Paradigm has all requisite corporate power and authority to enter into and execute and deliver this Agreement and to consummate the transactions contemplated hereby and thereby, subject to approval of the transactions by applicable Governmental Entities having jurisdiction over its business. This Agreement, when executed and delivered by Paradigm, will constitute the valid and binding obligation of Paradigm, enforceable in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and except that the availability of equitable remedies is subject to the discretion of the court before which any proceeding therefor may be brought.

                      (b) To the best knowledge of Paradigm, the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and thereby, will not conflict with or result in any violation of any material statute, law, rule, regulation, judgment, order, decree or ordinance applicable to Paradigm or its properties or assets, nor will it conflict with or result in any breach or default (with or without the giving of notice or the lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any material benefit under (i) any provision of the Certificate of Incorporation or Bylaws of Paradigm or of any of its Subsidiaries or (ii) any material agreement, contract, note, mortgage, indenture, lease, instrument, permit, concession, franchise or license to which Paradigm is a party or by which Paradigm or its properties or assets may be bound or affected.

            5.3 Board Authorization. Prior to the Closing, the Board of Directors of Paradigm will have authorized the Articles of Merger and the execution and delivery of this Agreement and the performance by Paradigm of its obligations under the Agreement.

                                   ARTICLE VI

                    CONDUCT AND TRANSACTIONS PRIOR TO CLOSING
                           DATE; ADDITIONAL AGREEMENT

            6.1       Conduct of Business of OBF.

                      (a) During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement or the Closing Date, OBF shall carry on its business in the usual, regular and ordinary course in substantially the same manner as conducted prior to the date of this Agreement and, to the extent consistent with such businesses, use all commercially reasonable efforts consistent with past practice and policies to preserve intact its present business organizations, keep available the services of its present officers and key employees and preserve its relationships with customers, suppliers, distributors, agents, brokers, licensors, licensees, Governmental Entities, and others having business dealings with them, to the end that its good will and ongoing businesses shall be unimpaired at the Closing Date. OBF shall promptly notify Paradigm of any event or occurrence not in the ordinary course of business of OBF, and any event which could have a material and adverse effect on the Business Condition of OBF. Except as expressly contemplated by this Agreement or disclosed in the OBF/Redman Disclosure Schedule, OBF shall not, without the prior written consent of Paradigm:

                                (i)  Grant  any  options,   warrants,  or  stock
purchase rights;

                                (ii) Enter into any  commitment  or  transaction
not in the ordinary course of business to be performed over a period longer than six months in duration, or to purchase fixed assets with an aggregate purchase price exceeding U.S. $5,000, or (ii) sell or commit to sell any products with an aggregate purchase price greater than U.S. $5,000 in any single month if the expected profit margins are lower than those customarily obtained for sales of similar products by OBF in the past.

                                (iii) Grant any severance or termination  pay to
any director, officer, employee or consultant, except mandatory payments made pursuant to standard written agreements outstanding on the date hereof (any such agreement or arrangement to be disclosed in Schedule 6.1 of the OBF/Redman Disclosure Schedule);

                                (iv)  Transfer to any person title to any rights
to OBF Intellectual Property Rights;

                                (v) Enter into or amend any agreements  pursuant
to which any other party is granted marketing, agency or other similar rights of any type or scope with respect to any products of OBF;

                                (vi) Except in the  ordinary  course of business
with prior notice of Paradigm, violate, amend or otherwise modify the terms of any of their material contracts binding on OBF set forth on the OBF/Redman Disclosure Schedule;

                                (vii)  Commence  a  lawsuit  other  than for the
routine collection of bills or for a breach of this Agreement;

                                (viii)  Declare or pay any  dividends on or make
any other distributions (whether in cash, stock or property) in respect of any of its capital stock, or split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, lieu of or in substitution for shares of its capital stock, or repurchase or otherwise acquire, directly or indirectly, any shares of its capital stock in accordance with agreements providing for the repurchase of shares in connection with any termination of service to OBF;

                                (ix)  Issue,   deliver  or  sell,  authorize  or
propose the issuance, delivery or sale of, or purchase or propose the purchase of, any shares of its capital stock or securities convertible into, or subscriptions, rights, warrants, or options to acquire, or other agreements or commitments of any character obligating it to issue any such shares or other convertible securities;

                                (x)   Solicit   approval   for  and  effect  any
amendments to OBF's governing documents (other than as contemplated by this Agreement);

                                (xi)  Acquire  or agree to acquire by merging or
consolidating with, or by purchasing a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the Business Condition of OBF;

                                (xii) Sell, lease,  license or otherwise dispose
of any of its properties or assets except in the ordinary course of business and consistent with past practice;

                                (xiii) Incur any indebtedness for borrowed money
or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of others or loan money to others;

                                (xiv) Adopt or amend any Plan, or enter into any
employment contract, pay any special bonus or special remuneration to any director, employee or consultant, or increase the salaries or wage rates of its employees other than pursuant to scheduled employee reviews under OBF's normal employee review cycle, as the case may be, or in connection with the hiring of employees other than officers in the ordinary course of business, in all cases consistent with past practice;

                                (xv)  Revalue  any  of  its  assets,   including
without limitation, writing down the value of inventory or writing off notes or accounts receivable other than in the ordinary course of business and consistent with past practice;

                                (xvi) Pay,  discharge or satisfy in an amount in
excess of U.S. $25,000 in any one case any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business of liabilities reflected or reserved against OBF's Financial Statements or those incurred after the date of the April 30, 2000 Balance Sheet in the ordinary course of business;

                                (xvii) Make any material tax election other than
in the ordinary course of business and consistent with past practice, change any material tax election, adopt any material tax accounting method practice, change any material tax accounting method, file any material tax return (other than any estimate tax returns, payroll tax returns or sale tax returns) or any amendment to a material tax return, enter into any closing agreement, settle any tax claim or assessment, or consent to any tax claim or assessment, without the prior written or unwritten consent of Paradigm, which consent will not be reasonably withheld; and

                                (xviii) Engage in any activities or transactions
that are outside the ordinary course of its business consistent with past practice.

                      (b) Unless and until this Agreement shall have been terminated by either party pursuant to Article VIII, OBF shall not, directly or indirectly, through any officer, director, agent or otherwise, (i) solicit, initiate or encourage submission or proposals or offers from any person relating to any acquisition or purchase of all or substantially all of the assets of, or any equity interest in, OBF or any merger, consolidation, business combination or similar transaction with OBF, or (ii) participate in any discussions or negotiations regarding, furnish to any other person any confidential information with respect to, or otherwise cooperate with any way with, or participate in, facilitate or encourage, any effort or attempt by any other person to do or seek any of the foregoing.

                      (c) Each of Paradigm, OBF and Redman shall not take, or fail to take, any action which from the date hereof through the Closing would cause or constitute a breach of any of their respective representations, warranties and covenants set forth in this Agreement or which would from the date hereof through the Closing cause any of such representations or warranties to be inaccurate. In the event of, and promptly after becoming aware of, the occurrence of or the pending or threatened occurrence of any event which would cause or constitute such a breach of inaccuracy, each party shall give detailed notice thereof to the other parties and shall use its best efforts to prevent or promptly remedy such breach or inaccuracy.

                      (d) Each of Paradigm, OBF and Redman shall promptly apply for or otherwise seek, and use its commercially reasonable efforts to obtain all consents and approvals required to be obtained by it for the consummation of this transaction, and OBF shall use its best efforts to obtain all necessary consents, waivers and approvals under any of OBF's material agreements, contracts licenses or leases in connection with this transaction, except such consents and approvals which Paradigm and OBF agree OBF shall not seek to obtain, as contemplated by the OBF/Redman Disclosure Schedule.

                      (e) Paradigm, OBF and Redman shall each use its best efforts to effectuate the transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement.

                      (f) Redman and OBF shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on OBF with respect to this transaction and will promptly cooperate with and furnish information to Paradigm in connection with any such requirements imposed upon OBF, Paradigm or any other party in connection with this transaction. OBF shall take all reasonable actions to obtain (and to cooperate with Paradigm in obtaining) a consent, authorization, order or approval of, or any exception by, any Governmental Entity, required to be obtained or made by OBF (or by Paradigm) in connection with this transaction or the taking of any action contemplated, by this Agreement, and to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated by this Agreement and to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, to lift or rescind any injunction or restraining order or other order adversely affecting the ability or the parties to consummate the transactions contemplated hereby, and to effect all necessary registrations and filings and submissions or information required by any Governmental Entity, and to fulfill all conditions to this Agreement.

                      (g) Paradigm shall take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this transaction and will promptly cooperate with and furnish information to OBF in connection with this transaction. Paradigm and OBF shall take all reasonable actions to obtain (and to cooperate with OBF in obtaining) and consent, authorization, order or approval of, or exemption by, and Governmental Entity required to be obtained or made by OBF or any of its subsidiaries action contemplated by this Agreement, and to defend all lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transaction contemplated hereby, and to effect all necessary registrations and filings and submissions of information required by any Governmental Entity, and to fulfill all conditions to this Agreement.

                      (h) Redman and OBF shall give Paradigm and its agents, full and complete access to all books, records, personnel, properties, assets and facilities of OBF for Paradigm's inspection and due diligence, in its discretion and Paradigm may make copies of documents and information subject to
Section 11.18 below.

                                   ARTICLE VII

                              CONDITIONS PRECEDENT

            7.1 Conditions to Each Party's Obligation to Effect This Transaction. The respective obligation of each party to effect this transaction shall be subject to the satisfaction prior to the Closing of the following conditions:

                      (a)  Legal  Action.   No  temporary   restraining   order,
preliminary injunction or permanent injunction or other order preventing the consummation of this transaction shall have been issued by any Governmental Entity and remain in effect, and no litigation seeking the issuance of such and order or injunction, or seeking relief against OBF, Redman or Paradigm if this transaction is consummated, shall be pending which, in the good faith judgment of OBF's governing entity or Paradigm's Board of Directors (acting upon the written opinion of their respective outside counsel) has a reasonable probability of resulting in such order, injunction or relief and such relief would have a material adverse effect on the Business Condition of such party. In the event any such order or injunction shall have been issued, each party agrees to use commercially reasonable efforts to have an such injunction lifted.

                      (b) Statutes. No action shall have been taken, and no statute, rule, regulation or order shall have been enacted, promulgated or issued or deemed applicable to this transaction by any Governmental Entity which would (i) make the consummation of this transaction illegal, (ii) prohibit Paradigm's or OBF's ownership or operation of all or a material portion of the business or assets of OBF, or Paradigm or compel Paradigm or OBF to dispose of or hold separate all or a material portion of the business or assets of OBF, or Paradigm, as a result of this transaction or (iii) render Paradigm or OBF unable to consummate this transaction, except for any waiting period provisions.

            7.2 Conditions to Obligations of Paradigm. The obligations of Paradigm to effect this transaction are subject to the satisfaction of the following conditions, unless waived by Paradigm:

                      (a) Representations and Warranties. The representations and warranties of OBF set forth in this Agreement (determined without regard to any materiality qualifiers, including without limitation "material adverse effect") shall be true and correct in all respects as of the date of this Agreement and as of the Closing Date, unless any failures to be true and correct, individually or in the aggregate, do not have and could not reasonably be expected to have a material adverse effect on the Business Condition of OBF; and there shall have been no wilful breach by OBF of any of its representations or warranties made in this Agreement. Paradigm shall have received a certificate signed by the Managing Director of OBF to such effect on the Closing Date.

                      (b) No Material Adverse Change. There shall have been no material adverse change in the Business Condition of OBF from the date of this Agreement through the Closing Date and Paradigm shall have received a certificate signed by the Managing Director of OBF to such effect on the Closing Date.

                      (c) Performance of Obligations of Redman and OBF. Redman and OBF shall have performed all obligations and covenants required to be performed by it under this Agreement prior to the Closing Date, and Paradigm shall have received a certificate signed by the Managing Director of OBF to such effect on the Closing Date.

                      (d) Regulatory Approvals. All authorizations, consents, orders or approvals of, or declarations of, or declarations or filing with, or expiration of waiting periods imposed by, any Governmental Entity necessary for the consummation of the transactions contemplated by this Agreement and the transactions referred to in Article I above shall have been obtained.

                      (e) Consents. Paradigm shall have received duly executed copies of all material third-party non-regulatory consents and approvals contemplated by this Agreement or the OBF/Redman Disclosure Schedule in form and substance reasonably satisfactory to Paradigm.

                      (f) Resignation of Governing Personnel. The governing personnel of OBF in office immediately prior to the Closing Date shall have resigned effective as of the Closing Date.

                      (g) Legal Opinion. Paradigm shall have received an opinion of OBF's legal counsel, in form and substance acceptable to Paradigm, to the effect that:

                                (i) this  Agreement  has been  duly  authorized,
executed and delivered by Redman and OBF and constitutes the valid and binding obligations of Redman and OBF, and all corporate action required by Redman and OBF in order to effect the transactions contemplated hereby has been taken;

                                (ii) OBF is a  registered  limited  company duly
organized and validly existing in good standing under the laws of the United Kingdom and is duly authorized to conduct its business as presently conducted;

                                (iii)  the  authorized   capital  stock  of  OBF
consists of 10,000 ordinary shares of stock and there are 10,000 ordinary shares of OBF stock issued and outstanding, all of which are owned by Redman. All issued and outstanding OBF Shares have been duly authorized, validly issued and are fully-paid and nonassessable;

                                (iv)  upon  delivery  to  Paradigm  of the stock
certificates evidencing all of the issued and outstanding OBF Shares, said stock will be free and clear of all liens, claims, encumbrances or other adverse interests; and

                                (v) neither the execution and delivery by Redman
or OBF of this Agreement, nor the compliance by Redman or OBF with the terms and provisions hereof, will conflict with or result in a breach of any of the terms, conditions or provisions of the governing instrument with respect to OBF, or with any judgment, order, injunction, decree, law, statute, regulation or ruling with or of any court or governmental entity to which Redman or OBF is subject, or will constitute a default thereunder.

                      In rendering such opinion, such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon certificates of public officials or of any officer or officers of Redman or OBF, provided the extent of such reliance is specified in such opinion and executed copies of such opinions and certificates are furnished to Paradigm.

            7.3 Conditions to Obligations of Redman and OBF. The obligation of Redman and OBF to effect this transaction is subject to the satisfaction of the following conditions unless waived by Redman and OBF:

                      (a)  Representations  and Warranties.  The representations and warranties of Paradigm set forth in this Agreement shall be true and correct in all material respects (except for such representations and warranties which are qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true in all aspects) (i) as of the date of this Agreement, and (ii) as of the Closing Date as though made on and as of each such date, except as otherwise contemplated by this Agreement, and OBF shall have received a certificate signed by the chief executive officer and the chief financial officer of Paradigm to such effect.

                      (b) Performance of Obligations of Paradigm. Paradigm shall have performed all obligations and covenants required to be performed by them under this Agreement prior to the Closing Date, and Redman and OBF shall have received a certificate signed by the President and Chief Executive Officer of Paradigm to such effect.

                      (c) Legal Opinion. Redman shall have received an opinion of Paradigm's legal counsel, in form and substance satisfactory to Redman, to the effect that:

                                (i) Paradigm is a  corporation  duly  organized,
validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and corporate authority to execute, deliver and perform this Agreement;

                                (ii) the execution,  delivery and performance of
this Agreement by Paradigm will not conflict with any of the terms, provisions or conditions of the Certificate of Incorporation or the Bylaws of Paradigm;

                                (iii) the execution, delivery and performance of
this Agreement has been duly authorized by all necessary corporate action on the part of Paradigm and is enforceable against Paradigm in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws or equitable principles relating to or limiting creditor's rights generally.

                      In rendering such opinion such counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon certificates of public officials or of any officer or officers of Paradigm, provided the extent of such reliance is specified in such opinion and executed copies of such certificates are furnished to Redman.

                      (d) Payment of Purchase Consideration. Paradigm shall pay the Purchase Consideration as required in Section 1.2 of this Agreement.

                                  ARTICLE VIII

                                   TERMINATION

            8.1       Termination.

                      (a) This Agreement may be terminated at any time prior to the Closing Date:

                                (i) by mutual written agreement of Paradigm, OBF
and Redman;

                                (ii) by Paradigm,  if there has been a breach by
OBF or Redman of any representation, warranty, covenant or agreement set forth in this Agreement on the part of OBF or Redman which is material and which OBF or Redman fails to cure within three (3) business days after notice thereof is given by Paradigm (except that no cure period shall be provided for a breach by OBF or Redman which by its nature cannot be cured);

                                (iii)  by OBF or  Redman,  if  there  has been a
breach by Paradigm of any representation, warranty, covenant or agreement set forth in this Agreement on the part of Paradigm which is material and which Paradigm fails to cure within three (3) business days after notice thereof is given by OBF (except that no cure period shall be provided for a breach by Paradigm which by its nature cannot be cured);

                                (iv)  by  Paradigm,   OBF  or  Redman,  if  this
transaction shall not have been consummated on or before June 20, 2000.

                      (b) Where action is taken to terminate this Agreement pursuant to this Section 8.1 it shall be sufficient for such action to be authorized by the Board of Directors or other governing entity of the party taking such action.

                      (c) In the event of termination of this Agreement as provided in this Section, the provisions of this Agreement shall forthwith become void, except that the agreements contained or referred to in Sections
11.15 (expenses),  11.16 (brokers,  finders),  11.17 (public  announcements) and
11.18 (confidentiality) shall survive. Notwithstanding the foregoing, in the event of a breach of this Agreement by any party hereto, nothing herein shall limit the remedies at law or in equity of the other party with respect thereto.

                                   ARTICLE IX

                                 INDEMNIFICATION

            9.1 Obligation of Redman To Indemnify. Subject to the time limitations set forth in Section 9.1 below, Redman agrees to indemnify, defend and hold harmless Paradigm and its respective directors, officers, employees, agents, subsidiaries, affiliates, successors and assigns, from and against all losses, liabilities, claims, damages, deficiencies, costs and expenses, including without limitation interest, penalties and attorneys' fees and disbursements (collectively, the "Losses" and singularly, a "Loss"), based upon, arising out of or otherwise related to any inaccuracy in or any breach of any representation, warranty, covenant or agreement of OBF or Redman contained in this Agreement or in any document or other papers delivered pursuant to this Agreement and in respect of any third party claim made based upon facts alleged which, if true, would have constituted any such inaccuracy or breach. For purposes of this Agreement, Paradigm shall be deemed to have suffered a Loss if and to the extent that such Loss has been suffered by OBF.

            9.2       Notice and Opportunity to Defend.

                      (a) Notice of Asserted Liability. Promptly after receipt by any person entitled to indemnity under this Agreement (the "Indemnitee") of notice of any demand, claim or circumstances which, with the lapse of time, would or might give rise to a claim or the commencement or threatened commencement of any action, proceeding or investigation (an "Asserted Liability") that may result in a Loss, the Indemnitee may, at its option, give notice thereof (the "Claims Notice") to Redman (the "Indemnifying Party"). The Claims Notice shall describe the Asserted Liability in reasonable detail, and shall indicate the amount (estimate, if necessary and to the extent feasible) of the Loss that has been or may be suffered by the Indemnitee.

                      (b) Opportunity To Defend. The Indemnifying Party may elect to compromise or defend, at its own expense and by its own counsel, any Asserted Liability. If the Indemnifying Party elects to compromise or defend such Asserted Liability, it shall within thirty (30) days after the Claims Notice is given or sooner, if the nature of the Asserted Liability so requires, notify the Indemnitee of its intent to do so, and the Indemnitee shall cooperate, at the expense of the Indemnifying Party, in the compromise of, or defense against, such Asserted Liability. If the Indemnifying Party elects not to compromise or defend the Asserted Liability, fails to notify the Indemnitee of its election as herein provided or contests its obligation to indemnify under this Agreement, the Indemnitee may pay, compromise or defend such Asserted Liability. Notwithstanding the foregoing, neither the Indemnifying Party nor the Indemnitee may settle or compromise any claim over the objection of the other, provided, however, that consent to settlement or compromise shall not be unreasonably withheld. In any event, the Indemnitee and the Indemnifying Party may participate, at their own expense, in the defense of such Asserted Liability. If the Indemnifying Party chooses to defend any claim, the Indemnitee shall make available to the Indemnifying Party any books, records or other documents within its control that are necessary or appropriate for such defense.

                      (c) Disputes with Third Parties. Anything in this Section 9.2(c) to the contrary notwithstanding, in the case of any Asserted Liability by any supplier, distributor, agent, broker, shareholder, franchisee, customer or other third party doing business with OBF prior to the Closing in connection with which Paradigm may make a claim against Redman for indemnification pursuant to this Section 9.2(c), Paradigm may, at its option, give a Claims Notice with respect thereto but, unless Paradigm and the Indemnifying Party otherwise agree, Paradigm shall have the exclusive right at its option to defend any such matter, subject to the duty of Paradigm to consult with the Indemnifying Party and its attorneys in connection with such defense and provided that no such matter shall be compromised or settled by Paradigm without the prior consent of the Indemnifying Party, which consent shall not be unreasonably withheld. The

Indemnifying Party shall have the right to recommend in good faith Paradigm proposals to compromise or settle claims brought by a supplier, agent, or customer, and Paradigm agrees to present such proposed compromises or settlements to such supplier, distributor, shareholder, franchisee or customer. All amounts required to be paid in connection with any such Asserted Liability pursuant to the determination of any court, governmental or regulatory body or arbitrator, and all amounts required to be paid in connection with any such compromise or settlement consented to by the Indemnifying Party, shall be borne and paid by the Indemnifying Party. The parties agree to cooperate fully with one another in the defense, compromise or settlement of any Asserted Liability. In the event any compromise, settlement or judgment amount includes amounts resulting from frivolous or groundless claims or defenses made by Indemnitee, the Indemnifying Party shall not bear the portion of the amount to be paid relating to such frivolous or groundless claims.

                                    ARTICLE X

                                REPURCHASE OPTION

            10.1 Option to Repurchase Rights to Flow Analyzer, Inc. Redman shall have the option to repurchase all rights to the Blood Flow Analyzer from Paradigm for the total Purchase Consideration of 100,000 Paradigm Shares and the payment of an amount equal to the cash paid to Redman at Closing pursuant to Sections 1.2(ii) and 1.2(iii) in the event Paradigm does not sell at least 500 Blood Flow Analyzers during the five (5) year period beginning on the Closing Date.

                                   ARTICLE XI

                               GENERAL PROVISIONS

            11.1 Survival of Representations, Warranties, Covenants and Agreements. Except as provided below with regard to Section 3.15, all representations, warranties, covenants and agreements in this Agreement or in any document or instrument delivered pursuant to this Agreement shall be deemed to be conditions to this transaction and shall survive the consummation of this transaction for a period of twenty-four (24) months after the Closing Date. Notwithstanding the foregoing, except as provided below with regard to Section 3.15, all representations, warranties, covenants and agreements shall survive the Closing Date for forty-eight (48) months following the Closing Date if such representations, warranties, covenants and agreements are breached due to fraud or gross negligence. Notwithstanding the foregoing, the tax obligations set forth in Section 3.15 above shall survive the consummation of this transaction and the Closing Date for an indefinite period of time.

            11.2 Amendment. This Agreement may be amended by the parties hereto, by action taken by their respective Boards of Directors or governing personnel, at any time before or after approval of this transaction by OBF; provided, however, that following approval of this transaction by OBF, no amendment hereto shall be made that by law requires the further approval of OBF without obtaining such further approval. This Agreement may not be amended except by an instrument in writing signed on behalf of both of the parties hereto.

            11.3 Extension; Waiver. At any time prior to the Closing Date, OBF, Redman and Paradigm, by action taken by their respective Boards of Directors or governing personnel, may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any inaccuracies in the representations and warranties made to it contained herein or in any document or instrument delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of it contained herein. Any agreement on the part of either party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed by such party.

            11.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or mailed by registered or certified mail (return receipt requested) or if sent by telecopy, confirmation received, to the respective party at the following addresses and/or telecopy numbers, with the original thereof being mailed by registered or certified mail, return receipt requested (or at such other address or telecopy number for the parties hereto as shall be specified by like notice):

                  (a) If to Paradigm, to:

                                Paradigm Medical Industries, Inc.
                                2355 South 1070 West
                                Salt Lake City, Utah 84119
                                United States of America
                                Attn: Thomas F. Motter, President
                                    and Chief Executive Officer
                                Facsimile No.: (801) 977-8973
                                With a copy to:

                                Mackey Price & Williams
                                170 South Main Street, Suite 900
                                Salt Lake City, Utah 84101-1655
                                Attn:  Randall A. Mackey, Esq.
                                Facsimile No.:  (801) 575-5006

                      (b)       If to Redman or OBF, to:

                                Unit 5, Malmesbury Business Park
                                Beuttell Way, Malmesbury
                                Wiltshire 5N16 9JU
                                England
                                Attn: Malcolm Redman
                                Facsimile No.: 011 441 666 823763

             11.5 Interpretation. When a reference is made in this Agreement to Sections or Exhibits, such references shall be deemed to be to a Section or Exhibit to this Agreement, unless otherwise indicated. The words "include", "includes" and "including" when used herein shall be deemed in each case to be followed by the words "without limitation". The Table of Contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

            11.6 Counterparts. This Agreement may be executed in one or more counterparts, all of which, when taken together, shall be considered one and the same agreement, and this Agreement shall become effective when one or more counterparts have been signed by each of the parties hereto and delivered to the other parties hereto.

            11.7 Entire Agreement. This Agreement and the documents and instruments attached hereto as Exhibits and all other agreements between the parties hereto delivered pursuant to this Agreement constitute the entire agreement between the parties hereto with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, between the parties hereto with respect to the subject matter hereof and are not intended to confer upon any other person or entity any rights or remedies hereunder except as otherwise expressly provided herein.

            11.8 No Transfer. This Agreement and the rights and obligations set forth herein may not be transferred or assigned by operation of law or otherwise without the consent of both parties hereto. This Agreement is binding upon and will inure to the benefit of each party hereto and their respective successors and permitted assigns.

            11.9 Severability. If any provision of this Agreement, or the application thereof, is for any reason whatsoever and to any extent deemed to be invalid or unenforceable, the remainder of this Agreement and the application thereof to other persons, entities or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties hereto further agree to replace any such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of the void or unenforceable provision hereof.

            11.10 Other Remedies. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party hereto will be deemed cumulative with, and not exclusive of, any other remedy conferred hereby or by law or equity on such party; and the exercise of any one remedy will not preclude the exercise of any other remedy otherwise available at law or in equity.

            11.11 Further Assurances. Both parties hereto agree to cooperate fully with other party hereto and to execute such further instruments, documents and agreements and to give such further written assurances as may be reasonably requested by the other party hereto in order to evidence and reflect the transactions described herein and contemplated hereby and to carry into effect the intents and purposes of this Agreement, including any merger of OBF with Paradigm or any entity following the Closing.

            11.12 No Third Party Beneficiary Rights. No provision of this Agreement is intended, nor will any provision hereof be interpreted, to provide or create any third party beneficiary rights or any other rights of any kind whatsoever in any client, customer, supplier affiliate, stockholder, employee, distributor, partner of either party hereto or any other person or entity, and all of the provisions hereof shall be deemed to be personal in nature and between the parties to this Agreement.

            11.13 Mutual Drafting. This Agreement is the joint product of Paradigm, Redman and OBF, and each provision hereof has been subject to the mutual consultation, negotiation and agreement of Paradigm and Redman, and shall not be construed for or against either party hereto.

            11.14 Governing Law. This Agreement shall be governed in all respects, including validity, interpretation and effect, by the laws of the State of Delaware, without giving effect to its choice of law principles.

            11.15 Expenses. All costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such costs and expenses.

            11.16 Brokers or Finders. Paradigm, Redman and OBF each represent, as to itself and, to the extent applicable, its subsidiaries, that, no agent, broker, investment banker or other firm or person is, or will be, entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement.

            11.17 Public Announcements. Each party hereto will consult in advance with the other concerning the timing and content of any announcements, press releases and public statements concerning this transaction and will not make any such announcement, press release or public statement without the other's prior consent; provided, however, that Paradigm may make any public statement or announcement concerning this transaction without OBF's or Redman's prior consent if, in the opinion of counsel for Paradigm, such public statement or announcement is required or advisable to comply with applicable law.

            11.18  Confidentiality.  No party  hereto  shall  release,  publish, reveal or disclose, directly or indirectly, any business or technical information of the other party hereto or any of its Subsidiaries considered by the other party as "confidential", "secret" or "proprietary" (or words of similar meaning) including, but not limited to, systems, processes, formulas, recipes, data, functional specifications, computer programs, blue prints, know-how, improvements, discoveries, developments, designs, inventions, techniques, new products, marketing and advertising methods, distribution methods and programs, supplier agreements, customer or distributor lists, pricing policies, financial information, projections, forecasts, strategies, budgets or other information related to its business or its distributors, suppliers or customers (collectively, "Confidential Material"), except to the party's directors, officers, employees, financial advisors, legal counsel, independent public accountants or other agents, advisors or representatives who shall require access thereto on a "need-to-know" basis for the purpose of the transactions contemplated by this Agreement and who shall agree in writing to be bound by the terms of this Section 11.18. The parties hereto agree to take all reasonable precautions to safeguard the confidentiality of the other party's Confidential Material and to exercise the same degree of care with respect to such other party's Confidential Material that the party in possession of such Confidential Material exercises with respect to its own confidential information. Neither party hereto shall make or permit to be made, except in furtherance of the transactions contemplated by this Agreement, any copies, abstracts or summaries of the other party's Confidential Material. In addition, all Confidential Material belonging to the other party hereto shall be used solely for the purpose of the investigation and evaluation contemplated by this
Section 11.18, and shall not be used for any other purpose, including any use that would be to the detriment of the other party hereto or its Subsidiaries, nor shall such Confidential Material be used in competition with the other party hereto or its Subsidiaries. The restrictions on disclosure of information contained in this Section 11.18 do not extend to any information that (a) is already known to the receiving party; (b) was or is independently developed by the receiving party; (c) is now or hereafter becomes available to the public other than as a consequence of a breach of obligations under this Section 11.18 or (d) is disclosed to third parties hereto outside of the receiving party in accordance with terms approved by the disclosing party. Upon written request, the parties hereto shall return all writings, documents and materials containing Confidential Material with a letter confirming that all copies, abstracts and summaries of the Confidential Material have been returned or destroyed. In the event that either party hereto becomes legally required to disclose the other party's Confidential Material, it shall provide such other party with prompt written notice of such requirement prior to such disclosure. In the event that a protective order or other remedy is not obtained, or such other party waives compliance with the provisions of this Section 11.18 with respect to the Confidential Material subject to such requirement, such party agrees to furnish only that portion of the Confidential Material that it is legally required to furnish and, where appropriate, agrees to use its best efforts to obtain assurances that such Confidential Material will be accorded confidential treatment.

            11.19 Attorneys' Fees. In the event any legal action or arbitration or other proceeding is brought for the enforcement of this Agreement or in connection with any other provisions of this Agreement, the successful and prevailing party or parties shall be entitled to reasonable attorneys' fees and other costs incurred in such action or proceeding.



                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

            IN WITNESS WHEREOF, Paradigm, OBF and the Redman have each caused this Agreement to be signed effective as of the date first written above.

OCULAR BLOOD FLOW, LTD.                        PARADIGM MEDICAL INDUSTRIES, INC.



By: /s/ Malcolm Redman                         By:/s/ Thomas F. Motter
----------------------                         -----------------------
Its: Managing Director                         Its: CEO
----------------------                         --------



 /s/ Malcolm Redman
-------------------
Malcolm Redman

                                  EXHIBIT INDEX

            Exhibit 3                       OBF/Redman Disclosure Schedule

            Exhibit 5                       Paradigm Disclosure Schedule



                                     ANNEXES

            Annex I                         Royalty Agreement

            Annex II                        Registration Rights Agreement

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